Exhibit 23(d)



                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference of our report dated August 10, 1995, with respect to the consolidated financial statements of Continental Medical Systems, Inc., included in Horizon/CMS Healthcare Corporation's Form 10K/A Amendment No. 1 as amended and restated in Horizon/CMS' Form 8-K dated November 21, 1995 into Health and Retirement Properties Trust's previously filed Registration Statement on Form S-3 (No. 33-53173). We also consent to the reference to us under the heading "Experts" in the Prospectus Supplement to the Registration Statement on Form S-3 (No. 33-53173).


                                                /s/ PRICE WATERHOUSE LLP
                                                PRICE WATERHOUSE LLP


Philadelphia, Pennsylvania
December 18, 1995